Exhibit 99.2

Execution Version

Fourth Amendment to Note Purchase Agreement

This Fourth Amendment to Note Purchase Agreement (this “Fourth Amendment”) dated as of August 31, 2021 is between South Jersey Industries, Inc., a New Jersey corporation (the “Company”), and each of the institutions that is a signatory to this Fourth Amendment (collectively, the “Required Holders”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Note Purchase Agreement (as defined below).

W I T N E S S E T H

Whereas, the Company and the institutional investors named therein have heretofore entered into a Note Purchase Agreement dated as of August 16, 2017 (as amended to date, the “Note Purchase Agreement”), relating to issue and sale by the Company of (a) $25,000,000 aggregate principal amount of its 3.22% Senior Notes, Series 2017A-1, due August 16, 2024 (“Series A1 Notes”), (b) $25,000,000 aggregate principal amount of its 3.46% Senior Notes, Series 2017B-1, due August 16, 2027 (“Series B1 Notes”), (c) $25,000,000 aggregate principal amount of its 3.32% Senior Notes, Series 2017A-2, due January 16, 2025 (“Series A2 Notes”), and (d) $25,000,000 aggregate principal amount of its 3.56% Senior Notes, Series 2017B-2, due January 16, 2028 (“Series B2 Notes” and collectively with the Series A1 Notes, Series B1 Notes and Series A2 Notes, the “Notes”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Note Purchase Agreement.

Whereas, the Company and the Required Holders have agreed to make certain amendments to the Note Purchase Agreement as hereinafter set forth.

Whereas, all requirements of law have been fully complied with and all other acts and things necessary to make this Fourth Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

Now, therefore, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Fourth Amendment set forth in Section 3 hereof, and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.          Amendments to Note Purchase Agreement.

Section 1.1.  Section 9.8 of the Note Purchase Agreement shall be and is hereby amended and restated in its entirety to read as follows:

“Section 9.8.          Subsidiary Guarantors.  (a) The Company will cause any Subsidiary that (i) at any time is a party to any Principal Credit Facility or (ii) guarantees Indebtedness in respect of any Principal Credit Facility, to enter into a subsidiary guaranty agreement reasonably acceptable to the Required Holders providing for a guaranty of the obligations of the Company under the Notes and this Agreement (a “Subsidiary Guaranty”) and to deliver to each of the holders of the Notes (substantially concurrently with the incurrence of any such guaranty obligation pursuant to any Principal Credit Facility) the following items:

(A)          a certificate signed by an authorized Responsible Officer of the Company making representations and warranties substantially to the effect of those contained in Sections 5.4, 5.6, and 5.7, with respect to such Subsidiary and the Subsidiary Guaranty, as applicable; and

(B)          an opinion of counsel for the Company addressed to each of the holders of the Notes reasonably satisfactory to the Required Holders, substantially to the effect that the Subsidiary Guaranty by such Person has been duly authorized, executed and delivered and that the Subsidiary Guaranty constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and subject to other usual and customary limitations.

provided, that notwithstanding anything contained in this Section 9.8(a) to the contrary, the Company shall be under no obligation to require any such Subsidiary that becomes a party to a Principal Credit Facility to become a Subsidiary Guarantor in respect of this Agreement and the Notes to the extent (x) such Subsidiary’s obligations under all Principal Credit Facilities consist solely of direct borrowings with recourse only to such Subsidiary and (y) such Subsidiary does not guarantee or otherwise become liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of Indebtedness of the Company or any other Subsidiary under any Principal Credit Facility.

(b)          The holders of the Notes agree to discharge and release any Subsidiary Guarantor from any Subsidiary Guaranty upon the written request of the Company, provided that (i) such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under the Subsidiary Guaranty) as an obligor and guarantor under and in respect of each Principal Credit Facility and the Company so certifies to the holders of the Notes in a certificate of a Responsible Officer, (ii) at the time of such release and discharge, the Company shall deliver a certificate of a Responsible Officer to the holders of the Notes stating that no Default or Event of Default exists, and (iii) if any fee or other form of consideration is given to any holder of Indebtedness of the Company for the purpose of such release, the holders of the Notes shall receive equivalent consideration.”

Section 2.          Representations and Warranties of the Company.

Section 2.1.          To induce the Required Holders to execute and deliver this Fourth Amendment (which representations shall survive the execution and delivery of this Fourth Amendment), the Company represents and warrants to the holders of the outstanding Notes (the “Noteholders”) that:

(a)       this Fourth Amendment has been duly authorized, executed and delivered by it, and this Fourth Amendment and the Note Purchase Agreement as amended by this Fourth Amendment each constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(b)       the execution, delivery and performance by the Company of this Fourth Amendment (i) have been duly authorized by all necessary corporate action on the part of the Company, (ii) does not require the consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority, and (iii) will not contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or bylaws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected;

(c)        as of the date hereof and after giving effect to this Fourth Amendment, no Default or Event of Default has occurred which is continuing;

(d)       the Company will enter into the Master Credit Facility, expected to be dated on or about September 1, 2021 by and among the Company, South Jersey Gas Company (“SJG”), Elizabethtown Gas Company (“ETG”), the several lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “2021 Principal Credit Facility”) that will replace the Five-Year Revolving Credit Agreement dated as of August 7, 2017 by and among, the Company, the lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent, as amended to date, as a Principal Credit Facility in the form attached hereto as Exhibit A and when executed, the Company shall provide the Noteholders with a true, correct and complete copy of the 2021 Principal Credit Facility.

Section 3.          Conditions to Effectiveness of This Fourth Amendment.

Section 3.1.        This Fourth Amendment shall not become effective until, and shall become effective when:

(a)        executed counterparts of this Fourth Amendment, duly executed by the Company and the Required Holders, shall have been delivered to the Noteholders;

(b)        the representations and warranties of the Company in Section 2 above shall be true and correct; and

(c)       the Company shall have paid or caused to be paid reasonable, out-of-pocket fees and expenses of Chapman and Cutler LLP, special counsel to the Noteholders, in connection with the negotiation, approval, execution and delivery of this Fourth Amendment, to the extent invoiced at least 2 Business Days in advance of the date hereof.

Section 4.          Miscellaneous.

Section 4.1.       This Fourth Amendment shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this Fourth Amendment, all terms, conditions and covenants contained in the Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.

Section 4.2.       By executing this Fourth Amendment, the Required Holders acknowledge that the 2021 Principal Credit Facility is intended to be covered by the proviso to Section 9.8(a) of the Note Purchase Agreement (the “Proviso”), as amended and restated by this Fourth Amendment, on the basis that the Subsidiaries that are a party to such 2021 Principal Credit Facility shall be obligated on a several and not joint basis and, provided that the 2021 Principal Credit Facility structure meets and remains in compliance with the Proviso, that neither SJG nor ETG shall be required to provide a Subsidiary Guaranty as a result of their becoming a party on a several and not joint basis to the 2021 Principal Credit Facility.

Section 4.3.       Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Fourth Amendment may refer to the Note Purchase Agreement without making specific reference to this Fourth Amendment but nevertheless all such references shall include this Fourth Amendment unless the context otherwise requires.

Section 4.4.       The descriptive headings of the various Sections or parts of this Fourth Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

Section 4.5.       This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.6.       The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Fourth Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

South Jersey Industries, Inc.

By	/s/ Steven R. Cocchi
Name: Steven R. Cocchi
Title: Senior Vice President and Chief Financial Officer

Accepted as of the date first written above.

The Northwestern Mutual Life Insurance Company

	By:	Northwestern Mutual Investment Management Company, LLC, its investment adviser

	By	/s/ Bradley T. Kunath
Name: Bradley T. Kunath
Title: Managing Director

We acknowledge that we hold $9,000,000 3.22% Senior Notes, Series 2017A-1 due August 16, 2024

We acknowledge that we hold $8,000,000 3.32% Senior Notes, Series 2017A-2 due January 16, 2025

We acknowledge that we hold $4,860,000 3.46% Senior Notes, Series 2017B-1 due August 16, 2027

We acknowledge that we hold $5,832,000 3.56% Senior Notes, Series 2017B-2 due January 16, 2028

The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account

By	/s/ Bradley T. Kunath
Name: Bradley T. Kunath
Title: Its Authorized Representative

We acknowledge that we hold $140,000 3.46% Senior Notes, Series 2017B-1 due August 16, 2027

We acknowledge that we hold $168,000 3.56% Senior Notes, Series 2017B-2 due January 16, 2028

Accepted as of the date first written above.

The Prudential Insurance Company of America

	By:	PGIM, Inc., as investment manager

	By	/s/ Bruce E. Lemons
Name: Bruce E. Lemons
Title: Vice President

Prudential Retirement Insurance and Annuity Company

By:	PGIM, Inc., as investment manager

By	/s/ Bruce E. Lemons
Name: Bruce E. Lemons
Title: Vice President

Accepted as of the date first written above.

Pacific Life Insurance Company

	By	/s/ Violet Osterberg
Name: Violet Osterberg
Title: Assistant Vice President

We acknowledge that we hold $13,000,000 3.46% Senior Notes, Series 2017B-1 due August 16, 2027

We acknowledge that we hold $7,000,000 3.56% Senior Notes, Series 2017B-2 due January 16, 2028

Accepted as of the date first written above.

The Guardian Life Insurance Company of America

	By	/s/ Adam Gossett
Name: Adam Gossett
Title: Senior Director, Investments

We acknowledge that we hold $4,000,000 3.46% Senior Notes, Series 2017B-1 due August 16, 2027

We acknowledge that we hold $5,000,000 3.56% Senior Notes, Series 2017B-2 due January 16, 2028

Accepted as of the date first written above.

Clifton Park Capital Management, LLC

	By	/s/ Matthew D. Dall
Name: Matthew D. Dall
Title: Head of Credit Research

We acknowledge that we hold $5,000,000 3.22% Senior Notes, Series 2017A 1 due August 16, 2024

Ensign Peak Advisors, Inc.

By	/s/ Matthew D. Dall
Name: Matthew D. Dall
Title: Head of Credit Research

We acknowledge that we hold $4,000,000 3.32 % Senior Notes, Series 2017A-2 due January 16, 2025